UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 ______________________________________________________________________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 26, 2005

______________________________________________________________________________
KNIGHT TRANSPORTATION, INC.
(Exact name of registrant as specified in its charter)

Arizona	000-24946	86-0649974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 W. Buckeye Road, Phoenix, AZ	85043
(Address of principal executive offices)	(Zip Code)

(602) 269-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, Knight Transportation, Inc., an Arizona corporation (the “Company”), hereby amends its Current Report on Form 8-K filed on April 7, 2005 (the “Original Report”) to provide information that was not determined or available at the time the Original Report was filed. The Original Report was filed to report the appointment of Kathryn L. Munro to the Company’s Board of Directors on April 1, 2005. At the time the Original Report was filed, no determination had been made with respect to service by Ms. Munro on any committee of the Board of Directors.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 26, 2005, the Board of Directors of the Company made committee assignments at a meeting held immediately following the conclusion of the Company’s 2005 annual meeting of shareholders. Kathryn L. Munro was appointed to serve as a member of the Compensation Committee of the Board of Directors and the Nominating and Corporate Governance Committee of the Board of Directors. Ms. Munro joins Mark Scudder and G.D. Madden as a member of the Compensation Committee and Donald A. Bliss, Michael Garnreiter, and Mr. Madden as a member of the Nominating and Corporate Governance Committee. The Audit Committee of the Board of Directors continues to be comprised of Messrs. Bliss, Garnreiter, and Madden.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT TRANSPORTATION, INC.

Date: June 2, 2005	By:	/s/ David A. Jackson
David A. Jackson
Chief Financial Officer